EXHIBIT 16

                                                               December 21, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE:  WELLSTONE ACQUISITION CORPORATION
               FILE REF. NO. 28527

We were previously the principal accountant for Wellstone Acquisition
Corporation and, under the date of April 1, 2000 we reported on the consolidated financial statements of Wellstone Acquisition Corporation as of December 31,
1999. On December 19, 2001, our appointment as principal accountant was terminated. We have read Wellstone Acquisition Corporation's statements included under Item 4 of its Form 8-K dated December 21, 2001, and we agree with such statements.

                                                   Very truly yours,

                                                   /s/ Weinberg & Company, P.A.

                                                   WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants